EXHIBIT 1

                              VOTING AGREEMENT

                  VOTING AGREEMENT (this "Agreement"), dated as of May 30, 2001, by and among DEERE & COMPANY, a Delaware corporation ("Parent"), GREEN MERGERSUB, INC., a Delaware corporation and a newly-formed, wholly-owned subsidiary of Parent ("Acquisition Sub"), and the stockholders listed on Schedule I hereto (each, a "Stockholder").

                            W I T N E S S E T H:
                            - - - - - - - - - -

                  WHEREAS, prior to the execution and delivery of this Agreement, an Agreement and Plan of Merger (as such agreement may be amended from time to time, the "Merger Agreement") has been entered into by and among Parent, Acquisition Sub and Roof, a Delaware corporation (the "Company"), pursuant to which the Company has agreed to merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving corporation (the "Merger"); and

                  WHEREAS, as a condition to, and in consideration for, Parent's and Acquisition Sub's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby, Parent and Acquisition Sub have required that the Stockholder enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  Section 1. Definitions.  For purposes of this Agreement:

                  "Company Securities" means the Company's common stock, par value $0.10 per share.

                  "Stockholder Shares" means (i) the Existing Securities (as defined in Section 5(a)(i) hereof) set forth on Schedule I hereto, (ii) any shares of Company Securities distributed prior to the termination of this Agreement in respect of the Stockholder's Shares by reason of a stock dividend, split-up, recapitalization, reclassification, combination, merger, exchange of shares or otherwise and (iii) any other shares of the Company Securities of which the Stockholder acquires ownership, either directly or indirectly, after the date hereof and prior to the Effective Time.

                  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                  Section 2. Agreement to Vote Shares. Until the termination of this Agreement in accordance with the terms hereof, the Stockholder shall, at any meeting of the holders of any class of Company Securities, however such meeting is called and regardless of whether such meeting is a special or annual meeting of the stockholders of the Company, or at any adjournment thereof, or in connection with any written consent of the stockholders of the Company, vote, or cause to be voted, the Stockholder Shares, (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof and (b) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) any sale, lease or transfer of a material amount of assets of the Company or any reorganization, recapitalization, dissolution or liquidation of the Company or (iii) (W) any change in the majority of the board of directors of the Company; (X) any material change in the present capitalization of the Company or any amendment of the certificate of incorporation or similar governing document of the Company; (Y) any other material change in the corporate structure or business of the Company; or (Z) any other action, which, in the case of each of the matters referred to in clauses (W), (X) and (Y) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent or Acquisition Sub of the Merger or the transactions contemplated hereby or by the Merger Agreement.

                  Section 3.     Revocation of Proxies; Reliance.

                            (a) The Stockholder hereby represents that any
proxies heretofore given in respect of the Stockholder Shares are not irrevocable, and that any such proxies are hereby revoked.

                            (b) The Stockholder understands and
acknowledges that Parent and Acquisition Sub have entered into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. The Stockholder hereby affirms that this Agreement is given in connection with the execution of the Merger Agreement and agrees to the duties of the Stockholder under this Agreement.

                  Section 4. Covenants of the Stockholder. The Stockholder hereby agrees and covenants that:

                            (a) Restriction on Transfers. Except as may
otherwise be agreed to by Parent in writing, the Stockholder shall not (i) transfer (which term shall include, without limitation, any sale, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of the Stockholder Shares, or any interest therein if such transfer would result in the Stockholder no longer having the power to vote, or cause to be voted, the Stockholder Shares or (ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any or all of the Stockholder Shares, or any interest therein.

                            (b) Restrictions on Proxies and Voting
Arrangements. Ex- cept as otherwise provided herein, the Stockholder shall not (i) grant any proxy, power-of-attorney or other authorization in or with respect to the Stockholder Shares or (ii) deposit any of the Stockholder Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Stockholder Shares.

                            (c) Stop Transfer. The Stockholder shall not
request that the Company register any transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Existing Securities (as defined in Section 5(a)(i) hereof), unless such transfer is made in compliance with this Agreement.

                            (d) Waiver of Appraisal Rights. The Stockholder
hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that the Stockholder may directly or indirectly have.

                            (e) No Inconsistent Arrangements. The
Stockholder shall not take any other action that would in any way restrict, limit or interfere with the performance of any of the Stockholder's obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

                  Section 5. Representations and Warranties.

                            (a) The Stockholder hereby represents and
warrants to Parent and Acquisition Sub as follows:

                                 (i)    Ownership of Securities.  On the date
         hereof, the Stockholder owns, directly or indirectly, or has the power to direct the voting of, the Company Securities set forth next to the Stockholder's name on Schedule I hereto (the "Existing Securities"), and the Existing Securities are owned of record by the Stockholder or certain of the Stockholder's subsidiaries or nominees (collectively, the "Record Holders"). On the date hereof, the Existing Securities constitute all of the shares of voting capital stock of the Company owned of record or otherwise by the Stockholder or as to which the Stockholder has the power to direct the voting of the shares (except for the Stockholder's power as trustee to direct voting of the shares held by the Franc M. Ricciardi Residuary Trust, which shares are not part of or subject to this Agreement). Each Record Holder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power (if any) to demand appraisal rights and sole power to agree to all of each of the matters set forth in this Agreement, in each case with respect to all of each such Record Holder's Existing Securities with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. In the event of any dividend or distribution, or any change in the capital structure of the Company by reason of any non-cash dividend, split-up, recapitalization, combination, exchange of securities or the like, the term "Existing Securities" shall refer to and include the Existing Securities as well as all such dividends and distributions of securities and any securities into which or for which any or all of the Existing Securities may be changed, exchanged or converted.

                                 (ii) Power; Binding Agreement. The
         Stockholder has the power (or, if applicable, corporate power) and authority to enter into and perform all of the Stockholder's obligations hereunder. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, proxy arrangement, pledge agreement, stockholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, moratorium, or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Stockholder with the terms hereof.

                                 (iii) No Conflicts. The Stockholder will comply with applicable provisions of the Exchange Act and the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended. None of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with, or result in any breach of, any organizational documents applicable to the Stockholder, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, arbitration award, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

                                 (iv) No Liens. Except as established
         hereby, the Existing Securities are now and, at all times during the term hereof, will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings or arrangements whatsoever.

                                 (v) No Solicitation. Subject to the terms of this Agreement, the Stockholder hereby agrees, in the Stockholder's capacity as a stockholder of the Company, that neither the Stockholder nor any of the Stockholder's subsidiaries, if applicable, shall (and the Stockholder shall use its best efforts to cause the Stockholder's officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors or representatives not to), directly or indirectly, take any action to solicit, initiate, encourage, facilitate, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Parent, Acquisition Sub or any of their affiliates or representatives) concerning any Acquisition Proposal. Notwithstanding the foregoing, the parties hereto acknowledge and agree that: (A) the Company's Board of Directors has appointed an independent special committee (the "Special Committee") to consider the Merger Agreement and any unsolicited Acquisition Proposal made subsequent to the date hereof to the Company; (B) the Stockholder is not a member of the Special Committee; (C) the Stockholder may, as an officer, director and employee of the Company, be obliged to answer questions and provide information about the Company and its operations to unsolicited parties making an Acquisition Proposal,
         (D) nothing contained in this Section 5(a)(v) shall restrict any officer, director or employee of the Company or the Company's subsidiaries, if applicable, from taking any action in his or her capacity as a director, officer or employee of the Company which is permitted to be taken pursuant to Section 7.1 of the Merger Agreement, and (E) this Agreement including, but not limited to, all obligations arising hereunder, will terminate immediately if
         (1) the Special Committee determines that another Acquisition Proposal is a Superior Proposal pursuant to Section 7.1 of the Merger Agreement, (2) the Company provides notice of a Subsequent Determination to Parent under Section 7.1(c) of the Merger Agreement, (3) Parent does not amend its offer such that the Special Committee does not proceed with the Subsequent Determination and (4) in fact, the Special Committee recommends acceptance of the Superior Proposal to the Company's stockholders pursuant to the provisions of Section 7.1(c) of the Merger Agreement.

                           (b)   Parent and Acquisition Sub jointly and
severally hereby represent and warrant to the Stockholder as follows:

                                 (i) Power; Binding Agreement. Each of
         Parent and Acquisition Sub has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and constitutes a valid and binding agreement of each of Parent and Acquisition Sub, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

                  Section 6. Termination. This Agreement and the covenants, representations, warranties, and agreements contained herein shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with the terms thereof, (ii) termination pursuant to Section 5(a)(v)(E) of this Agreement, or (iii) the consummation of the transactions contemplated by the Merger Agreement. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement prior to termination.

                  Section 7.     Miscellaneous.

                           (a) Non-Survival of Representations and
Warranties. The representations, warranties, covenants and agreements contained herein and in any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time or upon the termination of the Merger Agreement pursuant to Section 9.1 thereof, as the case may be, except that this Section 7(a) shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in
Section 7(k).

                           (b) Notices. All notices, requests, claims,
demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile (with a confirmatory copy sent by overnight courier), by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 7(b)):

                  if to Parent or Acquisition Sub:

                       Deere & Company
                       One John Deere Place
                       Moline, Illinois  61265
                       Telecopier No.: (309) 765-5892
                       Attention: General Counsel

                  with a copy to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, New York 10036-6522
                       Telecopier No.: (212) 735-2000
                       Attention: David J. Friedman

                           if to the Stockholder, to Stockholder and
counsel as stated on Schedule II hereto.

                           (c) Severability. If any term or other provision
of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

                           (d) Entire Agreement. This Agreement, the Merger
Agreement, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                           (e) Assignment. The provisions of this Agreement
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, except as provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise by any of the parties, without the consent of the other parties hereto.

                           (f) Parties in Interest. This Agreement shall be
binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                           (g) Specific Performance. The parties hereto
agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                           (h) Governing Law. This Agreement shall be
governed by, and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

                           (i)      Consent to Jurisdiction.

                                    (A) Each of the parties hereto hereby
irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of the parties hereto hereby agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                                    (B) Each of the parties hereto hereby
irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated hereby, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this
Section 7(i) shall affect the right of any party to serve legal process in any other manner permitted by law.

                           (j)      WAIVER OF JURY TRIAL.  EACH OF THE
                                    --------------------
PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                           (k) Further Assurances. From time to time, at
the request of Parent or Acquisition Sub, the Stockholder shall execute and deliver to Parent and Acquisition Sub or cause other Record Holders to execute and deliver to Parent and Acquisition Sub such additional letters or instruments to comply with applicable laws and stock exchange rules as Parent or Acquisition Sub may reasonably request in connection with the Stockholder's obligations under this Agreement.

                           (l) Descriptive Headings; Interpretation. The
descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                           (m) Amendment, Modification and Waiver. This
Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of the party hereto against whom such amendment, modification or waiver is sought to be entered.

                           (n) Counterparts. This Agreement may be executed
and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                  IN WITNESS WHEREOF, Parent, Acquisition Sub and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                    DEERE & COMPANY




                                    By:   /s/ John J. Jenkins
                                        ---------------------------------------
                                         Name: John J. Jenkins
                                         Title: President, Commercial and
                                                Consumer Equipment Division

                                    GREEN MERGERSUB, INC.



                                    By:  /s/ John J. Jenkins
                                       ----------------------------------------
                                          Name: John J. Jenkins
                                          Title: President

                                    FRED R. SULLIVAN


                                      /s/ Fred R. Sullivan
                                    -------------------------------------------

                                    FRS CAPITAL COMPANY, LLC



                                    By:  /s/ Fred R. Sullivan
                                        ---------------------------------------
                                        Name: Fred R. Sullivan
                                        Title: Manager


                                                                  Schedule I

                                     List of Existing Securities

                            Stockholders' Holdings of Company Securities


Registered Holder                             Number of Shares Held

Fred R. Sullivan                                                    195,000
FRS Capital Company, LLC                                          1,239,274
Total:                                                            1,434,274
======================================  ===================================




                                                              Schedule II

                                               Notices

T
        REGISTERED HOLDER                            Notice to:                                With A Copy to:
---------------------------------  ---------------------------------------------- -------------------------------
Fred R. Sullivan                   Richton International Corporation              Sills Cummis Radin Tischman
                                   767 Fifth Avenue                                   Epstein & Gross
                                   New York, New York 10153                       One Riverfront Plaza
                                   Telecopier No.: (212) 751-0397                 Newark, New Jersey 07102-5400
                                   Attention: Fred R. Sullivan                    Telecopier No.:(973) 643-6500
                                                                                  Attention: Victor H. Boyajian
---------------------------------  ---------------------------------------------- -------------------------------
FRS Capital Company, LLC           Richton International Corporation              Sills Cummis Radin Tischman
                                   767 Fifth Avenue                                   Epstein & Gross
                                   New York, New York 10153                       One Riverfront Plaza
                                   Telecopier No.: (212) 751-0397                 Newark, New Jersey 07102-5400
                                   Attention: Fred R. Sullivan                    Telecopier No.:(973) 643-6500
                                                                                  Attention: Victor H. Boyajian
---------------------------------  ---------------------------------------------- -------------------------------